Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE COMMISSION.

Collaboration and License Agreement

dated October 21, 2003 between

Auris Medical AG

and

Xigen SA

Collaboration and license agreement, dated October 21, 2003 (“AGREEMENT”), by and among Auris Medical AG, Rütifeldstrasse 1, 4573 Lohn-Ammannsegg (“AURIS”), and Xigen SA, Chemin des Falaises 1, 1005 Lausanne (“XIGEN”; collectively the “PARTIES”).

R E C I T A L S:

WHEREAS, XIGEN has developed a number of cell permeable inhibitors to effectively block certain signal pathways in apoptotic processes (“COMPOUNDS”);

WHEREAS, AURIS is developing pharmaceutical products (“PRODUCTS”) as well as drug delivery devices and formulations for local administration of therapeutic substances to the inner ear for the treatment of ear disorders (“AREA”);

WHEREAS, XIGEN and AURIS have entered into a preliminary contract (“CONTRACT”) on September 8, 2003, which shall be superseded collectively by this AGREEMENT and a supply agreement (“SUPPLY AGREEMENT”), as well as an equity investment agreement (“EQUITY AGREEMENT”); and

WHEREAS, the PARTIES wish to collaborate world-wide exclusively in the area of treatment of ear disorders, all as hereinafter set forth;

NOW, THEREFORE, in consideration of the agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to the following:

0.	PRELIMINARY REMARK

The RECITALS to this AGREEMENT form an integral part hereof. Clause headings in this AGREEMENT are intended solely for convenience of reference and shall be given no effect in the interpretation of this AGREEMENT. All signed annexes to this AGREEMENT, whether attached at the time of signature hereof or at any time thereafter, shall be construed as an integral part of this AGREEMENT.

1.	SCOPE OF COLLABORATION

1.1.	AURIS wishes to in-license COMPOUNDS for use in the AREA (“LICENSE COMPOUNDS”) from XIGEN and XIGEN wishes to out-license COMPOUNDS to AURIS for the development of PRODUCTS to be used in the AREA.

1.2.	XIGEN will supply AURIS with the LICENSE COMPOUNDS under the terms of the SUPPLY AGREEMENT, which shall be entered into by the PARTIES within [*****] from the signing of this AGREEMENT.

1.3.	XIGEN aims to optimise further LICENSE COMPOUNDS and to develop new COMPOUNDS for potential use in the AREA, either on its own or jointly with AURIS.

1.4.	THE PARTIES will collaborate in the non-clinical and clinical development of LICENSE COMPOUNDS by sharing data to speed up time to market and reduce development costs.

2.	LICENSE COMPOUNDS

2.1.	Subject to the terms and conditions of this AGREEMENT XIGEN hereby grants AURIS the exclusive and sole right to use world-wide any existing COMPOUND or future COMPOUNDS (subject to 2.3. and 3.7) for the development, manufacturing, marketing and selling of PRODUCTS in the AREA. The LICENSE COMPOUNDS are defined in Appendix I to this AGREEMENT, which shall be amended to include any additional LICENSE COMPOUNDS.

2.2.	XIGEN shall provide AURIS with all necessary specifications of the LICENSE COMPOUNDS required for development and registration purposes.

2.3.	During the term of this AGREEMENT, AURIS has the right of first refusal for nine months to test and in-license any new COMPOUND which may also be used for the AREA (“PROSPECTIVE COMPOUND”); if AURIS decides not to in-license such PROSPECTIVE COMPOUND, XIGEN may offer it to other interested parties. XIGEN will notify AURIS promptly about the development and availability of any PROSPECTIVE COMPOUND.

2.4.	AURIS will decide within [*****] from the date of closing of this AGREEMENT whether or not it will initiate the non-clinical or clinical development of a LICENSE COMPOUND into a PRODUCT.

2.5.	AURIS has the right to grant sub-licenses in the AREA to the LICENSE COMPOUNDS. AURIS will promptly notify XIGEN of the identity of any sub-licensee and the scope of such sub-license.

2.6.	Prior to the closing of this AGREEMENT, XIGEN and AURIS have entered into an agreement, whereas XIGEN develops for AURIS a LICENSE COMPOUND for potential use in the treatment of tinnitus. The conditions for the development of this LICENSE COMPOUND are defined in Appendix IV.

3.	COLLABORATION

3.1.	The PARTIES will inform each other regularly on the status of their research and development projects.

3.2.	The PARTIES will coordinate non-clinical tests, clinical trials and regulatory undertakings in order to gain efficiency, save time and costs.

3.3.	The PARTIES will grant each other access to their non-clinical or clinical data relating to the LICENSE COMPOUNDS [*****] for use in their proprietary development programmes. Upon XIGEN’s request, AURIS will offer third parties access to such data for their development programmes with LICENSE COMPOUNDS outside the AREA, provided that AURIS shall be compensated by the receiving party for [*****] of AURIS’s costs in obtaining such data. XIGEN shall seek access to any third party’s non-clinical or clinical data relating to LICENSE COMPOUNDS for use outside of the AREA to make them accessible for AURIS upon request, subject to the third party willing to provide such access and asking to be compensated for such information transfer.

3.4.	The PARTIES will review, coordinate and consolidate, as appropriate, safety and pharmacovigilance issues and data generated by either of them relating to the LICENSE COMPOUNDS.

3.5.	The PARTIES will set up detailed procedures for handling adverse events (Standard Operating Procedures covering how to handle pharmacovigilance procedures, batch recall or withdrawal, and adverse event exchange and reporting).

3.6.	AURIS will aim to include XIGEN as official partner in research consortia of common interest.

3.7.	Upon AURIS’s decision to develop a LICENSE COMPOUND into a PRODUCT, the PARTIES will enter into an agreement whereas AURIS will sponsor research and development work and XIGEN will optimise LICENSE COMPOUNDS and develop new COMPOUNDS for use in the AREA (“SPONSOR AGREEMENT”). Such SPONSOR AGREEMENT will be made for an initial term of [*****] with a renewal option, and shall be based upon a mutually agreed work plan and include regular reporting by XIGEN of the amount of work and costs incurred.

4.	CONSIDERATION

4.1.	AURIS will make an upfront payment to XIGEN at the closing of this AGREEMENT of CHF 200,000.

4.2.	Subject to 3.7., AURIS will make annual payments to XIGEN under the SPONSOR AGREEMENT of at least [*****] during the initial term. This corresponds to at least [*****] full time equivalents of a qualified XIGEN senior scientist’s time. XIGEN’s and AURIS’s contributions in terms of money, senior scientist’s time, space, use of equipment, purchases of materials etc. shall be reasonably balanced overall at a ratio of [*****].

4.3.

AURIS will make a milestone payment for each indication of CHF 1.5 million to XIGEN upon the successful completion of phase II of the clinical trials (if necessary with a phase IIb) with a LICENSE COMPOUND. The trial is deemed successful in any case if subsequently a phase III clinical trial with the LICENSE COMPOUND will be conducted, or in case no further clinical trials are needed due to the grant of an orphan drug status or similar status.

4.4.	AURIS will make a milestone payment of CHF 2.5 million to XIGEN upon receiving marketing approval for any PRODUCT making use of a LICENSE COMPOUND, whereas [*****] will be due upon approval in the USA, and [*****] upon approval in the European Union.

4.5.	AURIS will make a milestone payment of CHF 200,000 to XIGEN upon initiation of the development programme for a PRODUCT using a LICENSE COMPOUND for the treatment of age-related hearing loss.

4.6.	[*****] of the milestone payments for each indication will be credited against future royalty payments for such indication, spread evenly over [*****].

4.7.	In case of a relatively small indication (e.g. qualifying for orphan drug status), the milestone payments for such LICENSE COMPOUND will be reduced by [*****].

4.8.	AURIS will pay XIGEN a royalty of [*****] on net sales as defined below of all PRODUCTS that use a patented LICENSE COMPOUND from XIGEN for the AREA during the period that commences on the closing date of this AGREEMENT and ends on the later of (i) 10 years after the first market launch of any such PRODUCT in any country, or (ii) the first expiration of XIGEN’s patent or exclusive license covering the use of such LICENSE COMPOUND in any country. For the avoidance of doubt, it is being understood that any device or accessory sold by AURIS, its affiliates, licensees or assignees in conjunction with a PRODUCT is excluded from the calculation of the royalty (e.g. pumps, catheters, syringes, surgical instruments), unless the following conditions are cumulatively met:

(a)	the device or accessory constitutes a technically integral part of such PRODUCT,

(b)	it could not be sold on a stand-alone basis or in conjunction with other products from third parties, and

(c)	it is covered by a XIGEN patent or a patent jointly owned by the PARTIES.

In the event that the PRODUCT is sold by AURIS together with a device or accessory as a bundle, where such device or accessory is excluded from the calculation of royalty payments, standard at-arm’s length prices for the device and accessory shall be deducted from the bundle price in order to obtain the net sales of the PRODUCT subject to royalty payment.

4.9.	Net sales used for the calculation of the royalty (“NET SALES”) mean the amount invoiced for all sales of PRODUCTS by AURIS or any of its affiliates, licensees, assignees or distributors at arm’s length to a third party, after the following deductions:

(a)	normal and customary trade, cash or quantity discounts, including any volume discount paid or credited to the third party, free samples of PRODUCTS, rebates and administrative fees (including U.S. Medicaid and Medicare programs and equivalents and other private or government sponsored rebates and administrative fees paid to purchasing groups),

(b)	import, export, sales, use, excise and other consumption taxes and custom duties or tariffs, to the extent and up to the amount included as a separate item on the invoice, and any other governmental taxes (other than income taxes) or charges imposed upon the importation, use or sale of PRODUCTS,

(c)	any charges for freight, postage, shipping, security or special handling or insurance,

(d)	reasonable provisions for allowance for uncollectible amounts.

Any PRODUCT sold or otherwise transferred other than in an at arm’s length transaction or in exchange for other property (e.g. barter) shall be deemed invoiced at the PRODUCT’s ordinary market price to end users in the relevant country of sale, or failing such ordinary market price, at the arm’s length price the PRODUCT would generally or on average be invoiced. NET SALES shall not include amounts invoiced for the PRODUCT transferred in a country as part of the clinical trials or other such studies prior to receipt of regulatory marketing authorization in such country.

4.10.	The obligation to pay royalties pursuant to Section 4.8 shall commence with the first sale of any PRODUCT.

4.11.	Royalties shall be payable in Swiss Francs within [*****] calendar days after the end of each quarter on the basis of NET SALES during the preceding quarter. Not later than the date on which a royalty payment is due, AURIS shall deliver to XIGEN a market sales report (the “SALES REPORT”), setting forth NET SALES of PRODUCTS achieved in the preceding quarter on a country-by-country basis in local currency as well as in Swiss Francs. Conversion from currencies other than Swiss Francs shall be made using the spot rate on the last business day of the quarter in which the NET SALES were made, as published in the “Neue Zürcher Zeitung”. The first SALES REPORT will be due for the first quarter after receiving marketing approval for any PRODUCT in any country in which the first commercial sales of any PRODUCT are recorded.

4.12.	XIGEN shall have the right to designate an independent accounting firm reasonably acceptable to AURIS, which shall have access to AURIS’s sales records, and if necessary to the records of its affiliates, licensees or distributors (subject, in each case, to entering into a reasonable confidentiality agreement), during regular business hours and with ten days minimum prior notice, for the purpose of verifying NET SALES. No such verification shall be made more than once with respect to any calendar year. The cost of the accounting firm’s services shall be borne by XIGEN, unless the accounting firm discovers that XIGEN has been underpaid by more than [*****] of the amount actually owed to XIGEN, in which case the cost shall be borne by AURIS.

4.13.	For the avoidance of doubt, any new LICENSE COMPOUND developed jointly under the SPONSOR AGREEMENT as per section 3.7 or developed independently by Xigen as per sections 1.2 and 2.3 shall be subject to the same milestone and royalty payments as LICENSE COMPOUNDS already existing at the closing of this AGREEMENT, subject to 4.14.

4.14.	If the LICENSE COMPOUND makes use of XIGEN’s proprietary technology for transporting a certain compound to a specific site of action, but such compound has not been developed by XIGEN itself, and if AURIS has to purchase a license from a third party to obtain rights to use such COMPOUND for a PRODUCT, the PARTIES shall negotiate in good faith an appropriate reduction of the royalty rate and milestone payments to XIGEN.

5.	INTELLECTUAL PROPERTY

5.1.	XIGEN’s patents and licenses on and to the LICENSE COMPOUNDS, which are listed in Appendix II, will remain its property. XIGEN will maintain such patents and licenses for the term of this AGREEMENT.

5.2.	New patents for specific inner ear indications or formulations of LICENSE COMPOUNDS filed by AURIS shall be jointly owned and assigned to AURIS for exclusive use in the AREA. All costs related to the filing, prosecution and maintenance of such patents shall be borne by AURIS. XIGEN will have the option to obtain free of charge a world-wide exclusive license for the use of such formulations outside the AREA.

5.3.	Patents on new compounds developed by XIGEN under the SPONSOR AGREEMENT shall be filed by AURIS and remain its sole property. XIGEN will have the option to obtain a royalty free and world-wide exclusive license for applications outside the AREA. If XIGEN elects to sub-license such right to a third party, AURIS shall receive a [*****] royalty on the net sales of any products sold by the third party based on such sub-license.

5.4.	The PARTIES shall be under the obligation to pursue any infringement of their intellectual property on their own against any third party infringer at their sole cost and expense. Each party shall provide the pursuing party with all documents, information and assistance and shall take all action necessary to assist the pursuing party in its pursuit of the infringement. In case of co-owned intellectual property, AURIS shall defend the co-owned intellectual property on behalf of both parties, whereas the PARTIES share the costs on a [*****] basis. In that case, XIGEN shall provide AURIS with all documents, information and assistance and shall take all action necessary to assist AURIS in its pursuit of the infringement.

5.5.	Subject to 3.3, all know-how and other results from the development of LICENSE COMPOUNDS into PRODUCTS by AURIS shall be its exclusive and sole property.

6.	COVENANTS

6.1.	Subject to 1.3 and 1.4 as well as AURIS not exercising its right of first refusal as defined in 2.3, XIGEN will not pursue either directly or indirectly any development, manufacturing, marketing or selling of COMPOUNDS and PRODUCTS, which would compete with AURIS in the AREA.

6.2.	The PARTIES agree, also on behalf of their affiliates, for the term of this AGREEMENT not to solicit or induce employees of the other party to terminate their employment with the other party.

6.3.	XIGEN will have the right to review all articles written on behalf of or in collaboration with AURIS referring to LICENSE COMPOUNDS prior to publication; XIGEN will submit any articles referring to the AREA prior to publication to AURIS for review. AURIS has the right to withhold any publications if such publication would compromise the registration of any intellectual property rights (e.g. patent registration).

6.4.	AURIS will obtain sufficient product liability insurance and insurance coverage for non-clinical and clinical trials, where COMPOUNDS or LICENSE COMPOUNDS of XIGEN are used, as well as for commercial sales of PRODUCTS which use LICENSE COMPOUNDS.

6.5.	XIGEN will obtain sufficient product liability insurance and insurance coverage for any defects and deficiencies in the LICENSE COMPOUNDS supplied to AURIS.

6.6.

Each PARTY is entitled to receive confirmation from the other PARTY’s insurance company certifying that there is reasonable insurance coverage with a minimum limit of liability of at least [*****] and that all premiums are paid. If one PARTY fails to provide such information [*****] after having received a request for information, the other PARTY shall, based on this AGREEMENT, be entitled to receive such information directly from the insurance company. This section shall be considered being a consent of the failing PARTY that the insurance company shall be obliged to provide the relevant information to the requesting PARTY.

7.	REPRESENTATIONS AND WARRANTIES

7.1.	XIGEN owns solely, legally and beneficially all intellectual property rights or owns all exclusive licenses to such rights (with the right to grant sublicenses without any limitation) necessary to grant AURIS the rights to LICENSE COMPOUNDS as defined in article 2 of this AGREEMENT. No former or present employee of XIGEN owns or has claimed to own all or any part of the intellectual property rights related to the LICENSE COMPOUNDS. With regard to LICENSE COMPOUNDS, XIGEN to its best knowledge does not violate nor is likely to violate any right of any other party with respect to their intellectual property rights (whether registered or not), and no such claim of violation of any such rights is pending or threatened. To XIGEN’s best knowledge, the use of XIGEN’s intellectual property rights with regard to LICENSE COMPOUNDS does not and is not likely to infringe any company’s or person’s rights (including but not limited to intellectual property rights and contractual rights). XIGEN has no knowledge of nor received any notice alleging that it has infringed intellectual property rights with regard to LICENSE COMPOUNDS of any other person or company. XIGEN is not subject to any injunction, undertaking, or court order or order of any other authority of competent jurisdiction not to use or restricting the use of any of its intellectual property rights with regard to LICENSE COMPOUNDS. There exists no actual or threatened infringement or any event likely to constitute an infringement or breach by any third party of any of the intellectual property rights held or used by XIGEN with regard to LICENSE COMPOUNDS.

7.2.	All information and documents communicated by XIGEN to AURIS and / or accessed to by AURIS relating to this AGREEMENT are complete, fair and true in all material aspects and none of such documents or information are of such nature as to mislead AURIS as to facts and circumstances relating to XIGEN, the LICENSE COMPOUNDS or to the representations and warranties of this AGREEMENT.

7.3.	XIGEN has not failed to bring to the attention of AURIS any fact whatsoever, which is of such a nature that AURIS should reasonably consider that it would be of material relevance to the decision of a diligent collaboration and license partner whether or not to enter into a collaboration and license agreement or to the consideration offered by such a collaboration and license partner for the rights from such a collaboration and license agreement.

7.4.	XIGEN has entered with CHUV/University of Lausanne on October 17, 2003, into a license agreement (“CHUV/UNIL AGREEMENT”). Those parts of the CHUV /UNIL AGREEMENT which are relevant to AURIS as sub-licensee to XIGEN are contained in Appendix III.

7.5.	XIGEN warrants that in the event it ceases to operate before any patent assignment has taken place from the CHUV/UNIL, the CHUV/UNIL has agreed to grant AURIS a sole license in the AREA at the same financial terms and conditions.

7.6.	The representations and warranties set forth in this AGREEMENT shall survive the closing date.

8.	INDEMNIFICATION

8.1.	From and after the closing of this AGREEMENT, XIGEN agrees to indemnify and hold harmless AURIS, their respective subsidiaries and affiliates, their respective successors and permitted assigns, and their respective officers, directors, employees and agents from, against and in respect of any and all losses, claims, demands, liabilities, assessments, damages, deficiencies, costs, expenses, actions or causes of action in respect thereof (including reasonable attorneys’ fees and related costs) relating to or arising out of or in connection with

(a)	any breach by XIGEN of any of its representations or warranties contained in this AGREEMENT,

(b)	any breach by XIGEN of any of its covenants or agreements contained in this AGREEMENT,

(c)	any LICENSE COMPOUNDS supplied to AURIS

8.2.	From and after the closing of this AGREEMENT, AURIS agrees to indemnify and hold harmless XIGEN, their respective subsidiaries and affiliates, their respective successors and permitted assigns, and their respective officers, directors, employees and agents from, against and in respect of any and all losses, claims, demands, liabilities, assessments, damages, deficiencies, costs, expenses, actions or causes of action in respect thereof (including reasonable attorneys’ fees and related costs) relating to or arising out of or in connection with any breach by AURIS of any of its representations or warranties contained in this AGREEMENT, and any breach by AURIS of any of its covenants or agreements contained in this AGREEMENT.

8.3.	An indemnified party under this article 8 shall give prompt written notice to the indemnifying party of any liability or obligation in respect of which such indemnifying party has a duty to provide indemnity to such indemnified party.

8.4.	Except for the indemnification obligations set forth in section 8.1 c) or as expressly provided in this AGREEMENT, neither XIGEN nor AURIS shall have any liability arising out of this AGREEMENT until the aggregate amount of such liabilities exceeds [*****], in which case all such liabilities shall be owed, and in no event will either party’s aggregate liability hereunder exceed a total of [*****], and neither party shall have any claim against the other for breach of or any inaccuracy in any representation or breach of any warranty set forth herein unless such party shall have given the other party notice of such claim not later than [*****] after the closing of this AGREEMENT.

9.	TERM OF AGREEMENT

9.1.	The term of this AGREEMENT is indefinite.

9.2.	This AGREEMENT may be terminated by either of the PARTIES with [*****] prior notice if AURIS has neither been using any LICENSE COMPOUNDS nor evaluating any new COMPOUND for use in the AREA for at least [*****] from the closing of this COLLABORATION AGREMENT. XIGEN has the right to terminate the AGREEMENT if AURIS does not commence any development programme with LICENSE COMPOUNDS within [*****] from the closing of this AGREEMENT.

9.3.	Early termination of this AGREEMENT will be possible in case of material breach, force majeure, or the bankruptcy or liquidation of either one of the PARTIES.

9.4.	Upon expiration of the relevant patent on a LICENSE COMPOUND, the PARTIES shall enter in good faith into negotiations about the conditions of AURIS using further such LICENSE COMPOUND, whereas such discussions shall take into consideration the effects of any potential or existing competition in the marketplace for the relevant PRODUCT.

10.	MISCELLANEOUS

10.1.	If any term or provision of this AGREEMENT shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this AGREEMENT shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

10.2.	Nothing in this AGREEMENT shall be construed to constitute either PARTY as the partner, joint venture, agent, employee or affiliate of the other, it being intended that the parties shall remain independent contractors. Neither PARTY shall be liable for the obligations, liabilities or representations of the other PARTY provided this AGREEMENT stipulates the contrary.

10.3.	Failure of any of the parties to enforce any of the provisions of this AGREEMENT or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this AGREEMENT. The waiver of any breach of this AGREEMENT by any party hereto shall not operate to be construed as a waiver of any other prior or subsequent breach.

10.4.	This AGREEMENT may be modified or amended only by written agreement of the PARTIES and any provision hereof may be waived only by a document signed by the party waiving such provision.

10.5.	This AGREEMENT and the rights and liabilities arising thereunder may not be transferred to third parties except with the prior written consent of the other PARTY to this AGREEMENT. Both PARTIES may, however, transfer this AGREEMENT and/or the rights and liabilities arising thereunder to an affiliated company, in which case the approval of the other PARTY shall be deemed to have been given.

10.6.	The PARTIES as well as any person acting on behalf of any of them shall keep the terms and conditions of this AGREEMENT in strict confidence. The PARTIES agree to disclose no such terms and conditions to any third parties, except to their employees, affiliates, investors or consultants on a “need to know” basis and bound by respective confidentiality agreements.

10.7.	For this AGREEMENT Swiss law shall apply.

10.8.	The venue shall be Solothurn.

Xigen SA			Auris Medical AG

By:	/s/ Peter Harboe-Schmidt		By:	/s/ Thomas Meyer
	Name:	Peter Harboe-Schmidt		Name:	Thomas Meyer
	Title:	Chairman & CEO		Title:	Chairman & CEO

Appendix I: List of LICENSE COMPOUNDS

•	JNK Inhibitors XG 101/102

•	Beta cell and neuronal cell specific MKK7 inhibitors XG 201 CS

•	Proprotein convertases

•	IB1 Protein

•	D-NR2B9C and L-NR2B9C

Appendix I-1

Appendix II: List of XIGEN patents and licenses

relevant for LICENSE COMPOUNDS

Patents licensed from CHUV/UNIL

IDF 1/99

Design of cell permeable inhibitors of the c-Jun N-terminal kinase

Ch. Bonny, Inventor

USSN JNK Inhibitors

Filed 14 February, 2000 (continuation of US 60/158,774) Priority date 12 October 1999

Serial number 09/503,954

Status: Delivered on 26 August 2003

Published on 26 August 2003, patent number US 6,108,820

USSN CIP JNK & MKK7 Inhibitors

Filed 7 June 2002 (continuation of USSN 09/503,954 and addition of 60/347,062) Priority date 12 October 1999 & 9 January 2002 (on claims)

Serial number 10/165,250

Status: Pending

Published on 12 June 2003, patent number US 2003-0108539

USSN CIP2 JNK & MKK7 Inhibitors

Filed 9 June 2003. (continuation of USSN 09/503,954 and USSN CIP 10/165,250) Priority date 12 October 1999

Serial number 10/457,614

Status: Pending

USSN DIV JNK Inhibitors

Filed 3 October 2001 (continuation of USSN 09/503,954) Priority date 12 October 1999

Serial number 09/970,515

Status: Pending

USSN CON JNK Inhibitors

Filed 15 January 2003 (continuation of USSN 09/503,954 and 60/158,774) Priority date 12 October 1999

Serial number 10/342,683

Status: Pending

USSN MKK7 Inhibitors

Filed 9 January 2003 (continuation of 60/347,062) Priority 9 January 2002

Serial number 10/340,458

Status: Pending

PCT JNK Inhibitors

Filed 12 October 2000 (extension of USSN 09/503,954 and US 60/158,774) Priority date 12 October 1999

Serial number PCT/IB00/01538

Status: Pending

Published on 19 April 2001, patent number WO0127268 A2

Appendix II-1

AU JNK Inhibitors

Filed 12 October 2000 (extension of PCT/IB00/01538) Priority date 12 October 1999

Serial number 79382/00

Status: Pending

JP JNK Inhibitors

Japanese Nat’l filing date 11 April 2002 (extension of PCT/IB00/01538) Effective international filing date 12 October 2000

Priority date 12 October 1999

Serial number 2001-530472

Status: Pending

Published on 25 March 2003, patent number 2003-511071

EP JNK Inhibitors

Filed 12 October 2000 (extension of PCT/IB00/01538) Priority date 12 October 1999

Serial number 000969730.1

Status: Pending

Published on 23 April 2003, patent number EP1303600

CA JNK Inhibitors

Filed 12 October 2000 (extension of PCT/IB00/01538) Priority date 12 October 1999

Serial number 2,387,184

Status: Pending

US NATL JNK Inhibitors

Filed 12 October 2000 (extension of PCT/IB00/01538) Priority date 12 October 1999

Serial number 10/110,430

Status: Pending

PCT MKK7 Inhibitors

Filed 9 January 2003 (extension of USSN 10/340,458) Priority date 9 January 2002

Serial number PCT/IB03/00332

Status: Pending

Published on 17 July 2003, patent number WO 03/057725

PCT CIP JNK & MKK7 Inhibitors

Filed 9 January 2003 (extension of USSN 10/165,250) Priority date 12 October 1999

Serial number PCT/IB03/03094

Status: Pending

Appendix II-2

12-13/00

Use of proprotein convertase for the intracellular delivery of drugs and macromolecules

Ch. Bonny, Inventor

USSN Proprotein Convertase

Filed 15 October 2001 (continuation of US 60/240,315) Priority date 13 October 2000

Serial number : 09/978,831

Status: pending

Published on 28 August 2002, patent number US-2002-0120100

USSN CIP Proprotein Convertase

Filed 7 June 2002 (continuation of USSN 09/977,831) Priority date 13 October 2000

Serial number : 10/165,015

Status: pending

Published on 13 February 2003, patent number US 2003-0032594

PCT Proprotein Convertase

Filed 15 October 2001 (extension of USSN 09/977,831 and US 60/240,315) Priority date 13 October 2000

Serial number: PCT/IB01/02423

Status: pending

Published 18 April 2002, publication number WO02/31109

AU Proprotein Convertase

Filed 15 October 2001 (extension of PCT/IB01/02423) Priority date 13 October 2000

Serial number 2002220979

Status: Pending

JP Proprotein Convertase

Filed 15 October 2001 (extension of PCT/IB01/02423) Priority date 13 October 2000

Serial number 2002-534479

Status: Pending

EP Proprotein Convertase

Filed 15 October 2001 (extension of PCT/IB01/02423) Priority date 13 October 2000

Serial number 01986713.4

Status: Pending

Published on 24 September 2003, patent number EP 1 345 956

CA Proprotein Convertase

Filed 15 October 2001 (extension of PCT/IB01/02423) Priority date 13 October 2000

Serial number 2,425,610

Status: Pending

US NATL Proprotein Convertase

Filed 15 October 2001 (extension of PCT/IB01/02423) Priority date 13 October 2000

Serial number 10/399,127

Status: Pending

Appendix II-3

PCT CIP Proprotein Convertase

Filed 6 June 2003 (extension of USSN 10/165,015) Priority date 13 October 2000

Serial number: PCT/IB03/03097

Status: pending

Patents Owned by Xigen

Transcription factor Islet Brain (IB1)

Inventor: Waeber et Al.

(Assigned to Xigen)

USSN Islet Brain

Filed May 20, 1997

Application no: 859,201

Status: Delivered on March 9,1999

Patent number: 5,880,261

PCT

Filed 2 April, 1998

Application no: 98913958.9

International publication number: WO 98/44106

Status: Pending

Appendix II-4

Appendix III: Relevant conditions of the CHUV/UNIL AGREEMENT

ARTICLE 2 — GRANT

[*****]

Appendix III-1

ARTICLE 5 — REPORTS AND RECORDS

[*****]

ARTICLE 7 — INFRINGEMENT

[*****]

Appendix III-2

[*****]

ARTICLE 8 — NO WARRANTIES AND LIABILITY

[*****]

Appendix III-3

[*****]

ARTICLE 9 — CONFIDENTIALITY

[*****]

ARTICLE 10 — USE OF NAMES

[*****]

ARTICLE 12 — CHALLENGE OF THE PATENT RIGHTS

[*****]

ARTICLE 13 — BREACH AND CURE

[*****]

ARTICLE 14 — TERM OF THE AGREEMENT

[*****]

Appendix III-4

[*****]

ARTICLE 16 — MISCELLANEOUS PROVISIONS

[*****]

Appendix III-5

[*****]

Appendix III-6

Appendix IV: Tinnitus Molecule development

XIGEN will develop for AURIS the peptides D-NR2B9C and L-NR2B9C which could block the interaction between the PSD-95 protein and NMDA receptors and thus block tinnitus. NR2B9C as well as pTat-NR2B9C have already been described in scientific literature. However, the coupling of the NR2B9C with XIGEN’s D-Tat molecule as well as the local administration of D-NR2B9C (or L-NR2B9C) for the treatment of inner ear disorders have not been published so far. XIGEN will supply AURIS with D-NR2B9C and L-NR2B9C for the in vitro and in vivo evaluation of the compound in tinnitus treatment (stage 1). If the results of the evaluation studies are unsatisfactory, further analysis and development work of up to 6 months may be necessary (stage 2).

D-NR2B9C and L-NR2B9C (collectively “AM-102”) are developed under the terms of the AGREEMENT, subject to the following particular conditions:

1. AURIS will pay [*****] to XIGEN for the supply of [*****] of D-NR2B9C and [*****] of L-NR2B9C and support in drafting [*****] patents on the two compounds and/or the application

2. Regarding intellectual property, section 5.3 of the AGREEMENT shall apply

3. There shall be no milestone payments whatsoever (sections 4.3 and 4.4 of the AGREEMENT)

4. The royalty payments on NET SALES of AM-102 will be [*****] at a maximum. If AURIS has to obtain one or more licenses from third parties in order to be able to legally sell AM-102, the royalty payment shall be reduced in half (i.e. to [*****]).

In case that a second stage shall be deemed necessary by AURIS, the payment of AURIS to XIGEN for the additional development work and supplies shall be negotiated between the PARTIES in good faith.

Appendix IV-1